As filed with the Securities and Exchange Commission on January __, 1998
                                              Registration No. 333-_____________
================================================================================



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ----------------------

                              4FRONT TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                                     84-0675510
          (State or other juris-                       (I.R.S. Employer
          diction of incorporation                     Identification
          or organization)                             Number)

                            5650 GREENWOOD PLAZA BOULEVARD
                              ENGLEWOOD, COLORADO  80111
                                    (303) 721-7341

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mark McVeigh.

Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Mark McVeigh.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Mark McVeigh.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Carley.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Stephen McDonnell.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Stephen McDonnell.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Bruce Horowitz.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Calvin Fox.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Barrie.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Cowl.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Roger Dutton.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Jason Goddard.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc.and Neil Humphrey.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Leonard.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Peter Lees.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Allison McKie.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Audrey Manning.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Terence Burt.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Kenneth Newell.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mark Ellis.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Ginette Cave.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Craig Kleinman.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Lorna Reynolds.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Arthur K. Ross.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Gary Rawlins.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Rooney.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Claire Savage.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Samantha Thompson.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Sierra Overseas Corporation.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Keith Sponder.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and John Walduck.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Amanda Williams.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Madukhant Doshi.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Jayesh Doshi.

Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Anil Doshi.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and John Fox.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Gueritz.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Marina McGovern.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Timothy Baugh.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and David Mullender.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Christopher Arnold.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Michael Seymour.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Lindsay Baugh.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Brian Parnham.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Peter Bolton.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Kenneth Newell.

Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Kenneth Newell.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mayur Morjaria.

Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Peter Wellings.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Anil Doshi.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Peter Wellings.

Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Peter Wellings.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Craig Kleinman.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Christopher Hervey.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Christopher Hervey.

Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Christopher Hervey.

Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Philip Mendonca.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Mark Ellis.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Stuart Doshi.

Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Terry Burt.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Terry Burt.

Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Simon Andrews.

Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Simon Andrews.

Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Simon Andrews.

Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Richard Sharpe.

Option Agreement dated as of November 1, 1996 between 4Front Software International, Inc. and Peter Bolton.

Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Anthony Malpas.

Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and David Bampton.

Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Keith Shipton

                        ---------------------------

                               CRAIG KLEINMAN
                       5650 GREENWOOD PLAZA BOULEVARD
                         ENGLEWOOD, COLORADO  80111
                               (303) 721-7341

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ----------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                  PAUL JACOBS, ESQ.
                             FULBRIGHT & JAWORSKI L.L.P.
                                   666 FIFTH AVENUE
                              NEW YORK, NEW YORK  10103
                                    (212) 318-3000


                           CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- ----------------------- ------------------------ --------------------
                                                  Proposed maximum         Proposed maximum
Title of Securities           Amount to be        offering price per       aggregate offering       Amount of
to be registered              registered          unit(1)                  price (1)                registration fee
---------------------------- ------------------- ----------------------- ------------------------ --------------------
Common Stock $.001
par value per share......     1,773,300 shares    $4.00 to $5.75           $7,837,375               $2,312.03
============================ =================== ======================= ======================== ====================


(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The offering price and fee are computed based on the price at which the options being registered may be exercised, which is as follows: an aggregate of 1,065,500 shares are exercisable for $4.00 per share, an aggregate of 659,300 shares are exercisable for $5.00 per share and an aggregate of 48,500 shares are exercisable for $5.75 per share.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997.

          (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997.

         (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997.

          (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997.

          (v) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, dated September 10, 1996, as amended on Form 8-A/A dated May 21, 1997.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103. Certain attorneys of Fulbright & Jaworski L.L.P. beneficially owned an aggregate of 13,200 shares of Common Stock as of December 16, 1997.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

          Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

          The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. The Company has also entered into indemnification agreements with its current directors and executive officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable


Item 8.   EXHIBITS

          5.1  Opinion of Fulbright & Jaworski L.L.P.

          10.1 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mark McVeigh.

          10.2 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Mark McVeigh.

          10.3 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Mark McVeigh.

          10.4 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Carley.

          10.5 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Stephen McDonnell.

          10.6 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Stephen McDonnell.

          10.7 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Bruce Horowitz.

          10.8 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Calvin Fox.

          10.9 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Barrie.

        10.10 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Cowl.

        10.11 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Roger Dutton.

        10.12 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Jason Goddard.

        10.13 Option Agreement dated as of August 1, 1995 between 4Front Software International, and Neil Humphrey.

        10.14 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Leonard.

        10.15 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Peter Lees.

        10.16 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Allison McKie.

        10.17 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Audrey Manning.

        10.18 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Terence Burt.

        10.19 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Kenneth Newell.

        10.20 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mark Ellis.

        10.21 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Ginette Cave.

        10.22 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Craig Kleinman.

        10.23 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Lorna Reynolds.

        10.24 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Arthur K. Ross.

        10.25 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Gary Rawlins.

        10.26 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Rooney.

        10.27 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Claire Savage.

        10.28 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Samantha Thompson.

        10.29 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Sierra Overseas Corporation.

        10.30 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Keith Sponder.

        10.31 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and John Walduck.

        10.32 Option Agreement dated as of August 1, 1995 between 4Front Software International and Amanda Williams.

        10.33 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Madukhant Doshi.

        10.34 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Jayesh Doshi.

        10.35 Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Anil Doshi.

        10.36 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and John Fox.

        10.37 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Gueritz.

        10.38 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Marina McGovern.

        10.39 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Timothy Baugh.

        10.40 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and David Mullender.

        10.41 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Christopher Arnold.

        10.42 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Michael Seymour.

        10.43 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Lindsay Baugh.

        10.44 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Brian Parnham.

        10.45 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Peter Bolton.

        10.46 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Kenneth Newell.

        10.47 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Kenneth Newell.

        10.48 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mayur Morjaria.

        10.49 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Peter Wellings.

        10.50 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Anil Doshi.

        10.51 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Peter Wellings.

        10.52 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Peter Wellings.

        10.53 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Craig Kleinman.

        10.54 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Christopher Hervey.

        10.55 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Christopher Hervey.

        10.56 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Christopher Hervey.

        10.57 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Philip Mendonca.

        10.58 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Mark Ellis.

        10.59 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Stuart Doshi.

        10.60 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Terry Burt.

        10.61 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Terry Burt.

        10.62 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Simon Andrews.

        10.63 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Simon Andrews.

        10.64 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Simon Andrews.

        10.65 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Richard Sharpe.

        10.66 Option Agreement dated as of November 1, 1996 between 4Front Software International, Inc. and Peter Bolton.

        10.67 Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Anthony Malpas.

        10.68 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and David Bampton.

        10.69 Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Keith Shipton

        23.1   Consent of AJ. Robbins

        23.2   Consent of KPMG

        23.3   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

Item 9.   UNDERTAKINGS

        (a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a)
               or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 5, 1998.

                              4FRONT TECHNOLOGIES, INC.



                              By: /s/ Anil Doshi
                                  -----------------------------------
                                   Anil Doshi
                                   Chairman of the Board and
                                          Chief Executive Officer

                              By: /s/ Mark Ellis
                                  -----------------------------------
                                   Mark Ellis
                                   President and
                                     Chief Operating Officer


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anil Doshi and Mark Ellis, his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                        Title                      Date
     ---------                        -----                      ----

/s/ Anil Doshi
------------------------
Anil Doshi                    Chairman of the Board,        January 5, 1998
                              Chief Executive Officer
                              and Director


/s/ Mark Ellis
------------------------
Mark Ellis                    President, Chief Operating    January 5, 1998
                              Officer and Director

/s/ Kenneth Newell
------------------------
Kenneth Newell                Chief Executive Officer       January 5, 1998
                              of 4Front Group and Director



/s/ Stephen McDonnell
------------------------
Stephen McDonnell             Chief Financial and           January 5, 1998
                              Accounting Officer


/s/ Craig Kleinman
------------------------
Craig Kleinman                Secretary and Director        January 5, 1998


/s/ Arthur Keith Ross
------------------------
Arthur Keith Ross             Director                      January 5, 1998


/s/ Brian V. Murray
------------------------
Brian V. Murray               Director                      January 5, 1998


/s/ Terence W. Burt
------------------------
Terence W. Burt               Managing Director-Services    January 5, 1998
                                Division and Director

                                  INDEX TO EXHIBITS

Exhibit
  No.          Description
-------        -----------


        5.1    Opinion of Fulbright & Jaworski L.L.P.

        10.1 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mark McVeigh.

        10.2 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Mark McVeigh.

        10.3 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Mark McVeigh.

        10.4 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Carley.

        10.5 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Stephen McDonnell.

        10.6 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Stephen McDonnell.

        10.7 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Bruce Horowitz.

        10.8 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Calvin Fox.

        10.9 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Barrie.

        10.10 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Cowl.

        10.11 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Roger Dutton.

        10.12 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Jason Goddard.

        10.13 Option Agreement dated as of August 1, 1995 between 4Front Software International, and Neil Humphrey.

        10.14 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Leonard.

        10.15 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Peter Lees.

        10.16 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Allison McKie.

        10.17 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Audrey Manning.

        10.18 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Terence Burt.

        10.19 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Kenneth Newell.

        10.20 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mark Ellis.

        10.21 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Ginette Cave.

        10.22 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Craig Kleinman.

        10.23 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Lorna Reynolds.

        10.24 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Arthur K. Ross.

        10.25 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Gary Rawlins.

        10.26 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Paul Rooney.

        10.27 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Claire Savage.

        10.28 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Samantha Thompson.

        10.29 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Sierra Overseas Corporation.

        10.30 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Keith Sponder.

        10.31 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and John Walduck.

        10.32 Option Agreement dated as of August 1, 1995 between 4Front Software International and Amanda Williams.

        10.33 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Madukhant Doshi.

        10.34 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Jayesh Doshi.

        10.35 Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Anil Doshi.

        10.36 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and John Fox.

        10.37 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Andrew Gueritz.

        10.38 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Marina McGovern.

        10.39 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Timothy Baugh.

        10.40 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and David Mullendar.

        10.41 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Christopher Arnold.

        10.42 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Michael Seymour.

        10.43 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Lindsay Baugh.

        10.44 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Brian Parnham.

        10.45 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Peter Bolton.

        10.46 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Kenneth Newell.

        10.47 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Kenneth Newell.

        10.48 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Mayur Morjaria.

        10.49 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Peter Wellings.

        10.50 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Anil Doshi.

        10.51 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Peter Wellings.

        10.52 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Peter Wellings.

        10.53 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Craig Kleinman.

        10.54 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Christopher Hervey.

        10.55 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Christopher Hervey.

        10.56 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Christopher Hervey.

        10.57 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Philip Mendonca.

        10.58 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Mark Ellis.

        10.59 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Stuart Doshi.

        10.60 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Terry Burt.

        10.61 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Terry Burt.

        10.62 Option Agreement dated as of August 1, 1995 between 4Front Software International, Inc. and Simon Andrews.

        10.63 Option Agreement dated as of November 1, 1994 between 4Front Software International, Inc. and Simon Andrews.

        10.64 Option Agreement dated as of November 3, 1994 between 4Front Software International, Inc. and Simon Andrews.

        10.65 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and Richard Sharpe.

        10.66 Option Agreement dated as of November 1, 1996 between 4Front Software International, Inc. and Peter Bolton.

        10.67 Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Anthony Malpas.

        10.68 Option Agreement dated as of March 1, 1997 between 4Front Software International, Inc. and David Bampton.

        10.69 Option Agreement dated as of October 1, 1994 between 4Front Software International, Inc. and Keith Shipton

        23.1   Consent of AJ. Robbins

        23.2   Consent of KPMG

        23.3   Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)